Exhibit 99.1

VRINGO ANNOUNCES 2015 SECOND QUARTER RESULTS

NEW YORK, NY — August 4, 2015 — Vringo, Inc. (NASDAQ: VRNG), a company engaged in the innovation, development and monetization of intellectual property, today announced operating results for the quarter ended June 30, 2015 and filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q.

Operating Results for the Quarter Ended June 30, 2015

▪	As of June 30, 2015, we had approximately $22.3 million in cash and court deposits.

▪	During the first half of 2015, our average monthly cash used in operating activities was approximately $1.3 million compared to approximately $2.2 million during the first half of 2014, a decrease of 41%.

▪	Our net loss from continuing operations was approximately $8.5 million (including non-cash expenses) for the quarter ended June 30, 2015, mainly attributable to the following:

▪	Operating legal costs of $5.3 million in connection with ongoing litigations against ZTE Corporation, ASUSTeK Computer, Inc., and certain of their affiliates and customers, and other planned enforcements of our intellectual property;

▪	General and administrative expenses of $1.2 million; and

▪	Non-cash expenses of $2.0 million mainly related to equity-based compensation costs and amortization of our patents.

▪	On a per share basis, our total net loss from continuing operations was $0.09 per basic and diluted share for the quarter ended June 30, 2015, compared to a net loss of $0.12 per basic and diluted share for the quarter ended June 30, 2014.

▪	On June 21, 2015, approximately 13.2 million publicly traded and privately held warrants exercisable at $5.06 per share expired.

▪	On May 4, 2015, we entered into a securities purchase agreement with certain institutional investors to purchase, in a registered direct offering, $12.5 million of senior secured convertible notes and warrants to purchase up to 5,375,000 shares of our common stock, at an exercise price equal to $1.00 per share. As of June 30, 2015, $11.3 million of principal was outstanding. As of August 4, 2015, $9.8 million of principal remains outstanding.

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of intellectual property and mobile technologies.  Vringo's intellectual property portfolio consists of over 600 patents and patent applications covering telecom infrastructure, internet search, and mobile technologies.  The patents and patent applications have been developed internally, and acquired from third parties.  For more information, visit: www.vringo.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein.  Factors that could cause actual results to differ materially include, but are not limited to: our inability to license and monetize our patents, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to develop and introduce new products and/or develop new intellectual property; our inability to protect our intellectual property rights; new legislation, regulations or court rulings related to enforcing patents, that could harm our business and operating results; unexpected trends in the mobile phone and telecom infrastructure industries; our inability to raise additional capital to fund our combined operations and business plan; our inability to maintain the listing of our securities on a major securities exchange; the potential lack of market acceptance of our products; potential competition from other providers and products; our inability to retain key members of our management team; the future success of Infomedia and our ability to receive value from its stock; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC on March 16, 2015.  Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors and Media:

Cliff Weinstein

Executive Vice President

Vringo, Inc.

646-532-6777

cweinstein@vringoinc.com